Exhibit 10.2

Name of Participant:

Date of Grant:

Stock Appreciation Rights Granted:

IQVIA HOLDINGS INC.

2026 INCENTIVE AND STOCK AWARD PLAN

AWARD AGREEMENT

(Awarding Stock Appreciation Rights)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between IQVIA Holdings Inc., a Delaware corporation (the “Company”), and the Participant named above (the “Participant”) pursuant to the provisions of the IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Participant is an Eligible Person as set forth in the Plan; and

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of Stock Appreciation Rights (“SARs”), that may be exercised with respect to all or a portion of the number of whole shares of Common Stock (“Shares”) set forth on Exhibit A hereto, subject to the terms and conditions set forth in this Agreement and in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of SARs. Pursuant to the Plan, the Company has granted to the Participant, on the grant date listed on Exhibit A hereto (the “Date of Grant”), SARs that may be exercised with respect to all or a portion of the number of whole Shares set forth on Exhibit A hereto, subject to the terms and conditions set forth in this Agreement and in the Plan. For the avoidance of doubt, the total number of Shares underlying the SARs is subject to adjustment pursuant to Section 4.3 of the Plan. For the purposes of this Agreement, if applicable, the “Employer” shall mean the Affiliate or Subsidiary of the Company that employs the Participant (if the Participant is not directly employed by the Company).

2. Nature of SARs. The SARs provide to the Participant a right to receive, upon exercise of SARs in compliance with this Agreement, payment in Shares. The number of Shares that shall be delivered to the Participant upon a valid exercise of the SARs, before any reduction for withholding taxes in accordance with Section 13 herein, shall be determined by multiplying Section 2(a) times Section 2(b) and dividing the resulting product by Section 2(c), where:

(a) is the number of SARs being exercised;

(b) is the excess of (A) the Fair Market Value of one (1) Share on the date of exercise, over (B) the “Grant Price” per Share set forth on Exhibit A; and

(c) is the Fair Market Value of one (1) Share on the date of exercise.

Unless otherwise determined by the Company, no fractional Shares will be issued in payment upon the exercise of the SARs. The SARs may not be exercised until they have vested in accordance with the terms of this Agreement.

3. Term of SAR. Subject to earlier termination under Section 5 hereof or pursuant to the Plan, the SARs shall expire on the date specified on Exhibit A hereto (the “Expiration Date”). Notwithstanding any other provision hereof or of the Plan, no SARs shall be exercisable after the Expiration Date.

4. Use of Certain Defined Terms. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. The terms set forth below shall have the following meanings:

(a) “Retirement” shall mean retirement from active Service after attaining age 65, or after attaining age 55 and completion of at least five (5) years of Service with the Company or any of its Subsidiaries or Affiliates (including any acquired entity with respect to which the Committee has determined to credit pre-acquisition service for this purpose).

5. Termination of SARs. Except as otherwise provided herein, the SARs shall terminate on the earliest to occur of the following:

(a) the Expiration Date;

(b) the 91st day after termination of the Participant’s Service for any reason other than one specified in Section 5 (c) or (d) below;

(c) the 366th day after termination of the Participant’s Service as a result of the Participant’s death or Disability, Retirement or redundancy that is approved by the Committee for this purpose; or

(d) termination of the Participant’s Service by the Company or the Employer for Cause.

6. Vesting Schedule. Except as set forth herein or in the Plan, the SARs shall become vested on the vesting dates set forth on Exhibit A hereto, subject to the Participant’s continued Service through the applicable vesting date. If the Participant’s Service terminates for any reason, the SARs, to the extent not already then vested, will be immediately forfeited and, if the Participant’s Service is terminated by the Company or the Employer for Cause, vested SARs will also be immediately forfeited, unless otherwise determined by the Committee.

7. Exercise of SAR.

(a) The Participant may exercise vested SARs by giving notice (in such manner as is acceptable to the Company) to the Company of the Participant’s election to exercise such SARs. This notice shall set forth the number of SARs being exercised. For the avoidance of doubt, the Company may in its sole discretion establish alternative means to exercise vested SARs, including electronic forms using electronic signatures and interactive voice response systems using PIN numbers, in a manner directed by the Company, and the SARs shall be deemed to be exercised upon proper fulfillment of such alternative means.

(b) Promptly following the date the SARs are exercised as provided for herein, payment shall be made to the Participant in Shares, in accordance with Section 2 hereof. Payment may be made by issuance of Shares in the name of the Participant and delivery of such Shares to the Participant or, in the discretion of the Company, by issuance and delivery of such Shares to a financial institution for the account of the Participant, or in any other commercially reasonable manner as may be determined by the Company.

8. Cash Settlement. Notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion, settle the SARs in the form of (a) a cash payment to the extent settlement in Shares (i) is prohibited under local law, (ii) would require the Participant, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (and/or country of Service, if different), or (iii) is administratively burdensome; or (b) Shares, but require the Participant to immediately exercise and transfer such Shares via any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired under the Plan (in which case, as a condition to the grant of the SARs, the Participant hereby expressly and explicitly authorizes the Company to issue sales instructions on the Participant’s behalf).

9. Non-Transferability of SARs. The SARs may not be transferred, pledged, hypothecated or assigned except as permitted by Section 15.3 of the Plan.

10. Restrictions on Shares. This Agreement shall be subject to the restrictions set forth in the Plan, including but not limited to Section 15.5 (Rights as Stockholder), Section 15.6 (Trading Policy and Other Restrictions) and Section 15.8 (Securities Law Compliance), all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required. The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of U.S. federal, state and/or non-U.S. securities law in exercising the Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of the SARs as it deems advisable, including, without limitation, minimum holding period requirements and/or restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which Shares are then listed and/or traded, or under any blue sky state and/or non-U.S. securities laws as may be applicable to the Shares.

11. Forfeiture; Recovery of Compensation. The Committee may cancel, rescind, withhold or otherwise limit or restrict the SARs or delivery of Shares upon exercise of the SARs at any time if the Participant is not in compliance with all applicable provisions of this Agreement, the Plan (including, but not limited to, Section 7 and Section 14 of the Plan ) and any compensation recovery policy adopted by the Company, including (but not limited to) the Restatement Recovery Policy or the Supplemental Incentive-Based Compensation Recovery Policy, as may be applicable to the Participant, to facilitate compliance with applicable law, including in response to the requirements of Section 10D of the Exchange Act, the U.S. Securities and Exchange Commission’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing. In addition, in consideration for the SARs, the Participant hereby agrees that all outstanding incentive awards that have been made to the Participant under the Plan or otherwise are also subject to any clawback policy, including (but not limited to) the Restatement Recovery Policy or the Supplemental Incentive-Based Compensation Recovery Policy, as may be applicable to the Participant. For the avoidance of doubt, the clawback policy may provide for the forfeiture of any outstanding SARs or the recoupment of any Shares previously issued in connection with any award granted under the Plan. This Section 11 shall not affect the Company’s ability to pursue any other available rights and remedies under applicable law.

12. Other Undertakings. To protect the interests of the Company and its direct and indirect Affiliates and Subsidiaries (individually, an “IQVIA Company” and collectively, the “IQVIA Companies”), including the confidential information of the IQVIA Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the IQVIA Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Participant agree as follows:

(a) The Participant acknowledges and agrees that the Participant is bound by the non-competition, non-solicitation, confidentiality and/or other covenants contained in one or more restrictive covenant and confidentiality agreements that the Participant has executed with an IQVIA Company, which covenants and agreements are incorporated herein by reference and shall survive any exercise, expiration, forfeiture or other termination of this Agreement or the SARs granted hereunder. The Participant also acknowledges and agrees that the Company shall be an Affiliate for purposes of such restrictive covenant and confidentiality agreements.

(b) The Participant acknowledges that the opportunity to participate in the Plan and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for the following:

(i)

The Participant acknowledges and agrees that the Participant is and will remain bound by the non-competition, non-solicitation, confidentiality and other covenants contained in the restrictive covenant and confidentiality agreement(s) that the Participant has executed with any of the IQVIA Companies to the fullest extent permitted by law.

(ii)

The Participant further acknowledges and agrees that if the Participant violates the provisions of an agreement referenced in Section 12(b)(i) herein that the remedies available for breach of any such covenants shall include the following: (x) to the extent then outstanding, the forfeiture of the SARs for no consideration, and (y) to the extent the SARs have been exercised on or after the date that is eighteen (18) months before the Participant’s cessation of Service, with respect to the Shares issued upon such exercise (including Shares withheld for taxes), the Participant shall pay to the Company an amount equal to (A) the aggregate Fair Market Value of such Shares as of the date of exercise, plus (B) the excess, if any, of the aggregate proceeds of all sales of such Shares over the amount described under subsection (A) hereof. For this purpose, the Participant’s earliest sales of Shares following such exercise will be deemed sales of the Shares acquired upon such exercise.

(iii)

The Participant further acknowledges and agrees to the Company’s application, implementation and enforcement of (a) the policy set forth in Section 12(b)(ii) of this Agreement and (b) and any provision of applicable law, stock exchange rule or Company policy relating to the cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such policy (as applicable to the Participant) or applicable law or stock exchange rule or any other applicable Company policy without further consent or action being required by the Participant. For purposes of this Section 12(b)(iii) and Section 11 of this Agreement, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and/or other Shares or amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other Shares or amounts to the Company. To the extent that the terms of this Agreement and such applicable policy, law, or stock exchange rule conflict, the terms of such applicable policy, law, or stock exchange rule shall prevail.

(iv)

By accepting the SARs, the Participant consents to one or more deductions from any amounts any IQVIA Company owes the Participant from time to time in an aggregate amount equal to all amounts described in Section 12(b)(ii) hereof, to the extent such deductions are permitted by applicable law. Any such deduction from an amount that constitutes a deferral of compensation under Code Section 409A may only take place at the time the amount would otherwise be payable to the Participant, except to the extent permitted by Code Section 409A.

13. Tax Consequences.

(a) The exercise of SARs and the subsequent disposition of the Shares may cause the Participant to be subject to U.S. federal, state and/or foreign. taxation. The Participant should consult a tax advisor before exercising the SARs or disposing of the Shares purchased hereunder.

(b) Regardless of any action the Company and/or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefit, payment on account or other tax-related items resulting from the SARs (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. The Participant also acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SARs, including the grant of the SARs, the vesting of the SARs, the exercise of the SARs, the subsequent sale of any Shares acquired pursuant to the SARs and the receipt of any dividends on any such Shares, and (ii) do not commit to structure the terms of the grant or any aspect of the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

(c) Prior to the delivery of Shares upon exercise of the SARs, if the Participant’s country of residence (and/or the Participant’s country of Service, if different) requires withholding of Tax-Related Items, unless otherwise determined by the Committee, the Company shall withhold a sufficient number of whole Shares otherwise issuable upon exercise of the SARs that have an aggregate Fair Market Value sufficient to pay the statutory amount of Tax-Related Items required to be withheld with respect to the Shares delivered upon such exercise of the SARs. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the gross number of Shares that vest, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. In the event that withholding Shares as contemplated herein is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and/or the Employer may withhold all or a portion of the Tax-Related Items required to be withheld with respect to the Shares issuable upon exercise of the SARs in cash from the Participant’s regular salary and/or wages, or other amounts payable to the Participant. The Company and/or the Employer, or their respective agents, at their discretion, may satisfy their withholding obligations with respect to Tax-Related Items by any other method of withholding determined by the Committee and permitted under applicable law. The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event the withholding requirements are not satisfied through the withholding of Shares by the Company or through the Participant’s regular salary and/or wages or any other amounts payable to the Participant, no Shares will be issued to the Participant (or the Participant’s estate) upon or following the exercise of the SARs unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such SARs.

(d) If the Participant becomes subject to taxation in more than one jurisdiction, the Participant acknowledges and agrees that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the SARs, the Participant expressly consents and agrees to the withholding of Shares and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder or any other method permitted by applicable law and under the Plan. All other Tax-Related Items related to the SARs and any Shares delivered in payment thereof are the Participant’s sole responsibility.

14. Participant Data Privacy. The Company is located at 2400 Ellis Road, Durham, North Carolina 27703, U.S.A. and grants SARs under the Plan to employees of the Company and its Affiliates and Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the SARs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”).

(a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including but not limited to, the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all SARs or any other equity compensation awards granted, canceled, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (collectively, “personal data”). In granting the SARs under the Plan, the Company will collect the Participant’s personal data for purposes of allocating Shares (or cash, if applicable)

in settlement of the SARs and implementing, administering and managing the Plan. The Company’s Personal Data Activities are necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate business interest of managing and generally administering employee equity awards. The legal basis for the Personal Data Activities is the Company’s legitimate business interest of implementing, administering and managing the Plan and generally administering equity awards. In those jurisdictions where the Participant’s consent to the Personal Data Activities is required, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.

(b) Stock Plan Administration Service Provider. The Company transfers the Participant’s personal data to E*TRADE Corporate Financial Services, Inc. and E*TRADE Securities LLC (collectively, “E*TRADE”), an independent service provider based in the United States of America, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). For the sake of clarity, the Stock Plan Administrator may share information concerning the Participant’s participation in the Plan with the Company for purposes of the ongoing implementation, administration and operation of the Plan. In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. The Company can only meet its contractual obligations to the Participant if the Participant’s personal data is transferred to the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. When transferring the Participant’s personal data to the United States, the Company provides appropriate safeguards, such as the EU Standard Contractual Clauses, EU-U.S. Data Privacy Framework, or other adequate agreements.

(d) Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant’s personal data, the Company will remove it from its systems. If the Company keeps the Participant’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be to comply with relevant laws or regulations.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent, if required, is purely voluntary. The Participant may reject participation in the Plan or withdraw the Participant’s consent, if applicable, at any time. If the Participant rejects participation in the Plan, does not consent, if applicable, or withdraws consent, if applicable, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing Service or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.

(f) Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country. For example, the Participant’s rights may include the right to (i) request access to or copies of personal data the Company processes, (ii) request rectification of incorrect personal data, (iii) request deletion of personal data, (iv) place restrictions on the processing of personal data, (v) lodge complaints with competent authorities in the Participant’s country of residence (and country of Service, if different) and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should send an email to privacyofficer@iqvia.com and EU.DPO@iqvia.com.

15. Miscellaneous.

(a) Notices. Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the last address shown in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) Non-US Participants. Notwithstanding any provisions of this Agreement to the contrary, the SARs shall be subject to any additional terms and conditions for the Participant’s country of residence (and/or country of Service, if different) set forth in the addendum to this Agreement (the “Addendum”). In all circumstances, any applicable Addendum shall constitute part of this Agreement.

(c) Entire Agreement. This Agreement, Exhibit A, the Addendum (if applicable) and the Plan constitute the entire agreement and understanding between the Participant and the Company regarding the SARs, and any prior agreements, commitments or negotiations concerning the SARs are superseded. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting the SARs, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan shall control, except as expressly provided herein. The Company reserves the right to impose other requirements on the SARs, any Shares acquired pursuant to the SARs and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the SARs and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, Exhibit A, the Addendum (if applicable) and the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the award of SARs, be drawn up in English. If the Participant has received this Agreement, Exhibit A, the Addendum and the Plan or any other documents related to the award of SARs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control unless otherwise required by applicable law. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(d) Severability. Any provision of this Agreement, Exhibit A, or the Addendum that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement, Exhibit A, and the Addendum invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement or the Addendum by the Company shall be implied by the Company’s forbearance or failure to take action.

(e) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and the Participant’s Beneficiaries, heirs, executors, administrators, successors and assigns.

(f) Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law. Any legal proceeding arising out of the Plan or this Agreement shall be brought exclusively in the federal or state courts located in the State of Delaware. The Participant agrees to submit to personal jurisdiction and to venue in those courts. The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable U.S. federal laws.

(g) Code Section 409A; No Deferral of Compensation. The SARs are intended to be exempt from the requirements of Code Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of Code Section 409A, the Company may, at the Company’s sole discretion and without the Participant’s consent, amend this Agreement to cause the terms and conditions of this Agreement to comply with Code Section 409A or be exempt from Code Section 409A. Notwithstanding the foregoing, in no event shall the Company or its Subsidiaries or Affiliates or the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.

16. Participant Acknowledgements.

(a) In accepting the SARs, the Participant acknowledges and agrees: (i) that the Plan is discretionary in nature and may be amended, cancelled, suspended or terminated by the Company at any time; (ii) that the grant of the SARs does not create any contractual or other right to receive future grants of SARs or any right to continue Service with any IQVIA Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the SARs had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the SARs is an extraordinary item of compensation that is outside the scope of the Participant’s Services contract if any; (vii) that the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; and (viii) that the grant of SARs is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

(b) The issuance of Shares upon exercise of the SARs will be contingent upon the Company’s receipt of any agreement, statement or other evidence that the Company and/or the Committee may require to satisfy itself that the issuance of Shares pursuant to the exercise of the SARs and any subsequent resale of the Shares will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Participant. The Participant shall not be deemed to be the holder of, or to have any dividend or other rights of a holder with respect to, any Shares subject to the SARs unless and until the SARs shall have been exercised pursuant to the terms hereof and of the Plan, the Company shall have issued and delivered the Shares to the Participant in accordance with this Agreement, and the Participant’s name shall have been entered as the stockholder of record on the books of the Company (if an alternative method of delivery is elected by the Company under this Agreement, the Participant will be required to take appropriate steps to cause any nominee to transfer shares into the name of the Participant in order for the Participant to become a record holder of the Shares). Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

(c) The grant of the SARs does not give the Participant any right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, affect the right of the Company or any of its Subsidiaries or Affiliates, to discharge (as may otherwise be permitted under local law) or discipline the Participant at any time, or affect any right of the Participant to terminate their Service at any time.

(d) The grant of the SARs under the Plan is a one-time benefit and does not create any contractual or other right to receive SARs or benefits in lieu of SARs in the future. The terms of future SARs, if any, will be determined by the Committee in its sole discretion, including, but not limited to, the form and timing of such award, the number of Shares subject to the SARs, and the vesting provisions applicable to the SARs.

(e) The grant of the SAR is not intended to be a public offering of securities in the Participant’s country of residence (and country of Service, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the SARs is not subject to the supervision of the local securities authorities. No employee of the Company or any of the Company’s Affiliates and Subsidiaries is permitted to advise the Participant on whether the Participant should acquire Shares by exercising the SAR under the Plan. Investment in Shares involves a degree of risk. Before deciding to acquire Shares by exercising the SARs, the Participant should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and the Participant should carefully review all of the materials related to the SARs and the Plan. In addition, the Participant should consult with the Participant’s personal advisor for professional investment advice.

(f) As a condition to the grant of the SARs, the Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of Service, if different). In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company, its Affiliates, Subsidiaries and/or the Employer, as may be required to allow the Company, its Affiliates, Subsidiaries and/or the Employer to comply with local laws, rules and regulations in the Participant’s country of residence (and country of Service, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence (and country of Service, if different).

17. Acceptance. If the Participant does not want to accept the SARs on the terms and conditions set out in this Agreement, the Plan and/or any related documents, the Participant may choose the “Decline” button. The SARs will then be cancelled and no other benefit will be due to the Participant in lieu thereof. If the Participant does not “Decline” the SARs within ten (10) days receipt of this Agreement, the Participant shall be deemed to have accepted the SARs and shall be deemed to have agreed to the terms and conditions set out in this Agreement, Exhibit A, the Addendum (as applicable), the Plan and/or any related documents. By choosing the “Accept” button, the Participant accepts the SARs as described herein and agrees to the terms and conditions set out in this Agreement, Exhibit A, the Addendum (as applicable), the Plan and any related documents. Copies of the Plan and such related documents are being provided to the Participant as part of this Agreement.

IQVIA HOLDINGS INC.

[Name] [Title]